UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 10, 2012, United Insurance Holdings Corp. (United) entered into Indemnification Agreements with John Forney, Greg Branch, Kent Whittemore, Alec Poitevint, Kern Davis, and William Hood (i.e., each of United's current directors) (collectively, the Indemnification Agreements). Under the Indemnification Agreements, United has agreed, subject to certain conditions and exclusions, to indemnify these directors against certain costs actually and reasonably incurred in connection with a proceeding (a) if they were, are, or are threatened to be made, a party to or a participant in a proceeding and (b) to the fullest extent permitted by applicable law if they are party to or threatened to be made a party to a proceeding. The Indemnification Agreements also provide that, if the indemnification rights provided in the Indemnification Agreements are unavailable, then (to the fullest extent permissible under applicable law) United will pay, in the first instance, the entire amount incurred by the applicable director in connection with a proceeding without requiring such director to contribute to such payment. United has also agreed, under the Indemnification Agreements, subject to certain conditions and exclusions, to advance expenses reasonably incurred by these directors in connection with a proceeding upon the execution and delivery by the applicable officer or director of an undertaking to repay the advance to the extent that it is determined that such officer or director is not entitled to be indemnified by United. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors' service to United has ended.
The form of Indemnification Agreement between United and the directors identified above is filed herewith as an exhibit. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ John Forney

Name:	John Forney

Title:	Chief Executive Office
(Principal Executive Officer)

Date: October 10, 2012

Exhibit Index

Exhibit No.	Description
10.1	Form of Indemnification Agreement between United Insurance Holdings Corp. and its Directors, dated October 10, 2012.